Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(8,334,380)
Unrealized Gain (Loss) on Market Value of Commodity Futures	13,808,630
Dividend Income	4,671
Interest Income	4,912
ETF Transaction Fees	2,450
Total Income (Loss)	$5,486,283

Expenses
General Partner Management Fees	$194,304
Professional Fees	39,187
Brokerage Commissions	21,821
Directors' Fees and insurance	7,469
SEC & FINRA Registration Expense	22,010
Total Expenses	$284,791
Net Income (Loss)	$5,201,492

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/21	$319,401,427
Withdrawals (1,800,000 Shares)	(34,658,382)
Net Income (Loss)	5,201,492

Net Asset Value End of Month	$289,944,537
Net Asset Value Per Share (14,800,000 Shares)	$19.59

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596